Exhibit 4.13
Share Transfer Agreement
This Share Transfer Agreement is signed by the following parties on November 20, 2007 in Building 3, No.1387, Zhang Dong Road, Shanghai.
Transferor (“Party A”): FENG Lei
Address: Unit C, 10/F, No.2003 Fang Cheng Garden Section 1, Feng Tai District, Beijing
Transferor (“Party B”): WANG Tao
Address: No. 6, Deng Lai Hutong, Xuan Wu District, Beijing
Transferee (“Party C”): Beijing Run An Information Consultancy Co., Ltd.
Address: Room 704, Building B, Global Trade Center, No. 36 North Third Circle Road (E), Dong Cheng District, Beijing
The registered capital of Shanghai Run An Lian Information Consultancy Company Limited (the “Target Company”) is RMB1,000,000. Party A has invested RMB800,000 and possesses 80% of the Target Company’s equity interest. Party B has invested RMB200,000 and possesses 20% of the Target Company’s equity interest. In accordance with applicable laws and regulations, through negotiations, the Parties hereto now agree as follows:
1.	Share ownership transfer and price
1.1	Party A agrees to transfer 80% of the Target Company’s equity interest at a price of RMB800,000 to Party C.

1.2	Party B agrees to transfer 20% of the Target Company’s equity interest at a price of RMB200,000 to Party C.

1.3	The authorities included and affiliated with the equity interest shall be transferred with the equity interest.

1.3	Party C shall pay the full amount of the share ownership transfer price to Party A and Party B within sixty (60) days of the execution of this Agreement.
2.	Other
2.1	This Agreement shall be effective upon the receipt of the consent from the shareholder meeting of the Target Company and signed by all Parties.

2.2	This Agreement shall be written in six (6) counterparties, with each Party holding one counterpart and the Target Company holding three counterparts for use in handling procedures related to this matter.

/s/ FENG Lei	/s/ WANG Tao

Party A Signature	Party B Signature
[Company Seal of Beijing Run An Information Consultancy Co., Ltd.]
Party C Signature
November 20, 2007